EXHIBIT (g)(2)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
         (Custodian Agreements and Securities Lending Agency Agreement)

          This Assignment and Assumption Agreement (this "Assignment"), is made and entered into as of May 1, 1998 (the "Effective Date"), by and between First Trust National Association, a national banking association ("First Trust"), and U.S. Bank National Association, a national banking, association ("U.S. Bank").

          WHEREAS, First Trust desires to assign to U.S. Bank, and U.S. Bank desires to acquire and assume from First Trust, all of First Trust's right, title and interest in, to and under the following agreements (collectively, the "'Assumed Agreements"):

          a. Custodian Agreement dated as of September 20, 1993, by and between First American Investment Funds, Inc. and First Trust, as amended and supplemented through the Effective Date.

          b. Custodian Agreement dated as of January 20, 1995, by and between First American Funds, Inc. and First Trust, as amended and supplemented through the Effective Date.

          c. Custodian Agreement dated as of October 1, 1996, by and between First American Strategy Funds, Inc. and First Trust, as amended and supplemented through the Effective Date.

          d. Securities Lending Agreement (Customer Agreement) dated as of January 31, 1997, by and between First Trust and First American Investment Funds, Inc. and First American Funds, Inc., as amended and supplemented through the Effective Date.

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. First Trust hereby grants, assigns, transfers and conveys to U.S. Bank its entire right, title and interest in, to and under the Assumed Agreements. First Trust further agrees to indemnify and save harmless U.S. Bank from and against any claims which arise in connection with the failure of First Trust to perform its obligations under the Assumed Agreements applicable to that period prior to the Effective Date.

         2. U.S. Bank hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of the obligations of First Trust under the Assumed Agreements applicable to the period beginning the Effective Date. U.S. Bank agrees to comply with the representations and conditions of that no-action letter dated April 6, 1998, issued by the Staff of the Securities and Exchange Commission in connection with the foregoing assignment. U.S. Bank further agrees to indemnify and save harmless First Trust from and against any claims which arise in connection with U.S. Bank's failure to perform such obligations on and after the Effective Date.

         3. First Trust and U.S. Bank each hereby represents and warrants that it has not entered into any assignments, contracts or understandings with third parties in conflict herewith.

         4. The terms, covenants and provisions of this Assignment are binding upon and shall inure to the benefit of First Trust and U.S. Bank and their respective successors and assigns.

         5. This Assignment is and shall be governed by and construed in accordance with the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the parties have caused this Assignment to be duly executed and delivered as of the date first stated above.

                                           FIRST TRUST NATIONAL ASSOCIATION

                                           By /s/ Jeff Wilson
                                               Its Vice President


                                           U.S. BANK NATIONAL ASSOCIATION

                                           By /s/ Jeff Wilson
                                               Its Vice President


                                    CONSENT

     First American Investment Funds, Inc., First American Funds, Inc., and First American Strategy Funds, Inc. each hereby expressly consents to First Trust's assignment of each Assumed Agreement to which it is a party to U.S.
Bank in accordance with the terms of this Assignment. First American Investment Funds, Inc., First American Funds, Inc., and First American Strategy Funds, Inc. each represents and warrants that its consent as set forth herein has been authorized by its Board of Directors.

Dated as of the date first                 FIRST AMERICAN INVESTMENT FUNDS, INC.
stated above.

                                           By /s/ Kathryn L. Stanton
                                               Its Acting President

[signatures continue on following page]

                                           FIRST AMERICAN FUNDS, INC.

                                           By /s/ Kathryn L. Stanton
                                               Its Acting President


                                           FIRST AMERICAN STRATEGY FUNDS, INC.


                                           By /s/ Kathryn L. Stanton
                                               Its Acting President


                                     - 3 -